Exhibit 99.1

Internap Reports Third Quarter 2009 Financial Results

•	Revenue of $64.4 million, a decrease of 1.5 percent compared with the third quarter of 2008;
•	Segment Profit1 of $27.9 million; Segment Margin1 of 43.3 percent;
•	Adjusted EBITDA1 of $7.6 million; Adjusted EBITDA1 margin of 11.9 percent;
•	Announces 15,000 net sellable square foot expansion of company-controlled data center in Seattle,
•	Strengthens executive team in IP services, Engineering, and Marketing.

ATLANTA, GA – (November 5, 2009) Internap Network Services Corporation (NASDAQ: INAP) today reported third quarter 2009 financial results.  Improvements in segment profit1, adjusted EBITDA1, and cash flow reflect the company’s actions to strengthen operations and focus on profitable revenue opportunities.

“We see early signs of progress as we delivered profitable growth with $7.6 million in adjusted EBITDA during the quarter,” said Eric Cooney, President and Chief Executive Officer of Internap.  “Further, we have achieved several important milestones in the turnaround of Internap’s business including: halting two years of quarterly declining segment margins; allocating $22 million for Seattle data center build-out; and filling key leadership positions in IP Services, Engineering, and Marketing.”

Third quarter 2009 revenue was $64.4 million compared with $65.4 million in the third quarter of 2008. Year-over-year growth in Data center services was more than offset by lower IP services revenue.  Sequentially, increased Data center services revenue supported a slight improvement in total revenue.

GAAP net loss for the third quarter of 2009 was $(2.0) million, or $(0.04) per diluted share compared with GAAP net loss of $(101.4) million or $(2.06) per diluted share for the third quarter of 2008.  Normalized net loss1 and normalized net loss per diluted share1, which exclude the impact of impairments, restructurings and stock-based compensation, was $(0.9) million, or $(0.02) per diluted share in the third quarter of 2009.

Segment profit1 totaled $27.9 million in the third quarter of 2009, a decrease of 6.9 percent compared with the third quarter of 2008.  Sequentially, segment profit1 increased 0.4 percent.  Total segment margin1 was 43.3 percent in the third quarter of 2009, a decrease of 260 basis points compared with the third quarter of 2008.  The year-over-year decrease in total segment margin was attributable to weakness in the IP services business.  Total segment margin1 increased sequentially, for the first time in two years, by 10 basis points as the benefits from both top-line growth and segment margin improvement in Data center services outweighed the revenue decline in IP services.

Third quarter 2009 adjusted EBITDA1 was $7.6 million, a decrease of $2.2 million compared with the third quarter of 2008.  Sequentially, adjusted EBITDA1 increased 12.8 percent.  Adjusted EBITDA margin1 decreased 320 basis points year-over-year to 11.9 percent.  Compared with the second quarter of 2009, adjusted EBITDA margin1 increased 140 basis points.  Lower IP services segment revenue impacted EBITDA margin1 compared with the prior year. Lower cash operating costs and improved segment margin1 drove the improvement in adjusted EBITDA1 relative to the second quarter of 2009.

Internap’s balance of cash totaled $67.8 million at September 30, 2009 compared with $46.9 million at December 31, 2008.  Total debt, including capital lease obligations, was $23.3 million at September 30, 2009, approximately flat with the outstanding balance at December 31, 2008.  Cash generated from operations totaled $27.2 million for the nine months ended September 30, 2009.  Capital expenditures over the same period were $12.9 million.

Internap had 3,039 customers under contract as of September 30, 2009.  Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s Website at http://ir.internap.com/results.cfm.

Three additions to the company’s senior management team were announced over the past several months.  Scott Hrastar was named senior vice president of IP services and leads Internap’s business, engineering and product development initiatives in IP services.   Mr. Hrastar has more than 20 years of experience in technical and management experience in the IP and networking industry including entrepreneur-in-residence at the Georgia Institute of Technology’s Advanced Technology Development Center and senior leadership positions Air Defense, Inc., Hitachi Telecom, and Scientific Atlanta, among others.

Robert Minnear was also recently appointed vice president of engineering to drive strategy and execution across the Internap engineering organization.  Mr. Minnear has held numerous development and leadership positions, including overseeing the IP routing team at Ipsilon Networks, an early developer of tag switching capabilities that were the precursor to MPLS routing. He also founded Springbank Networks, a startup company focused on developing CDNs for ISPs, which was later acquired by WAN application delivery provider Blue Coat Systems.

In August, Peter Evans joined Internap as senior vice president of marketing.  Prior to joining Internap, Mr. Evans served as Director of Technology and Market Strategy for IBM’s Internet Security Systems Division, Chief Technology Office.  Mr. Evans was the Chief Marketing Officer (CMO) at Internet Security Systems (ISS) prior to it being acquired by IBM for $1.5 billion. His leadership – turning ISS into a more market-driven organization – was a key part of the company’s evolution and substantial growth.

The company announced that it would expand its company-controlled data center presence in Seattle, Washington - allocating $22 million of a $50 million data center expansion plan announced in August.  This expansion will add 15,000 net sellable square feet of premium data center capacity to Internap’s current footprint in Seattle and is expected to open during the third quarter of 2010.  The new footprint is designed in keeping with Internap’s premium data center services value proposition which includes: N+1 redundancy, SAS-70 certification, 24/7 monitoring and enhanced carrier-neutral IP services.
______________

1
Presentation of non-GAAP information and reconciliations to GAAP information contained in this press release are provided in the tables below entitled "Reconciliation of Loss From Operations to Adjusted EBITDA," "Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net (Loss) Income and Basic and Diluted Normalized Net (Loss) Income Per Share" and "Segment Profit and Segment Margin." This information is also available on Internap’s Web site under the Investor Services heading.

Conference Call Information:
Internap’s third quarter 2009 conference call will be held today at 5:00 p.m. EST.  Participants may access the call by dialing 877-723-9521. International callers should dial 719-325-4899. Listeners may also connect to the simultaneous webcast available from the investor relations section of the company’s web site at http://ir.internap.com/events.cfm.  A replay of the call will be accessible from Thursday, November 5, 2009 at 8 p.m. EST through Thursday, November 12, 2009 at 888-203-1112 using the replay code 1474904. International callers can access the archived event at 719-457-0820 with the same code.

About Internap
Internap is a leading Internet solutions company that provides The Ultimate Online Experience™ by managing, delivering and distributing applications and content with 100 percent performance and reliability. With a global platform of data centers, managed Internet services and a content delivery network, Internap frees its customers to innovate their business, improve service levels, and lower the cost of IT operations. More than 3,000 companies across the globe trust Internap to help them achieve their Internet business goals. For more information, visit www.internap.com.

Internap "Safe Harbor" Statement
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements related to Internap’s ability to deliver profitable growth and its expectations regarding the expansion of data center capacity. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include Internap’s ability to achieve or sustain profitability ; its ability to expand margins and drive higher returns on investment; its ability to respond successfully to technological change and the severe economic downturn, which has required it to continue to lower the cost of its products; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in its network operations centers, data centers, network access points or computer systems; provide or improve Internet infrastructure services to our customers; and its ability to protect its intellectual property, as well as other factors discussed in Internap’s filings with the Securities and Exchange Commission. Internap undertakes no obligation to revise or update any forward-looking statement for any reason.
###

Press Contact:	Investor Contact:
Mariah Torpey	Andrew McBath
781-418-2404	(404) 302-9700
internap@daviesmurphy.com	amcbath@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Internet protocol (IP) services	$30,867	$35,467	$95,175	$105,787
Data center services	33,547	29,932	97,535	83,990
Total revenues	64,414	65,399	192,710	189,777
Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	12,047	12,654	36,844	38,840
Data center services	24,450	22,750	71,896	61,412
Direct costs of customer support	4,767	3,950	13,608	12,518
Direct costs of amortization of acquired technologies	979	3,049	7,370	5,506
Sales and marketing	5,955	7,394	20,701	23,934
General and administrative	10,626	10,713	35,062	34,579
Depreciation and amortization	7,313	6,146	20,895	17,226
Loss (gain) on disposals of property and equipment	20	—	20	(16)
Goodwill impairment and restructuring	—	100,415	54,608	100,415
Total operating costs and expenses	66,157	167,071	261,004	294,414
Loss from operations	(1,743)	(101,672)	(68,294)	(104,637)

Non-operating expense (income)	170	(109)	301	(724)

Loss before income taxes and equity in (earnings) loss of equity method investment	(1,913)	(101,563)	(68,595)	(103,913)
Provision (benefit) for income taxes	93	(65)	575	232
Equity in (earnings) loss of equity-method investment, net of taxes	(31)	(93)	57	(242)
Net loss	$(1,975)	$(101,405)	$(69,227)	$(103,903)

Net loss per share:
Basic and diluted	$(0.04)	$(2.06)	$(1.41)	$(2.11)

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$67,798	$46,870
Short-term investments in marketable securities	7,150	7,199
Accounts receivable, net of allowance for doubtful accounts of $2,525 and $2,777, respectively	24,064	28,634
Inventory	392	381
Prepaid expenses and other assets	7,988	10,866
Deferred tax asset, current portion, net	—	1
Total current assets	107,392	93,951
Property and equipment, net of accumulated depreciation of $200,819 and $185,895, respectively	92,524	97,350
Investments and other related assets, of which $— and $7,027, respectively, are measured at fair value	1,605	8,650
Intangible assets, net of accumulated amortization of $36,736 and $30,351, respectively	23,423	33,942
Goodwill	39,464	90,977
Deposits and other assets	2,726	2,763
Deferred tax asset, non-current, net	2,744	2,450
Total assets	$269,878	$330,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,128	$19,642
Accrued liabilities	9,413	8,756
Deferred revenues, current portion	4,257	3,710
Capital lease obligations, current portion	50	274
Restructuring liability, current portion	2,756	2,800
Other current liabilities	123	116
Total current liabilities	37,727	35,298
Revolving line of credit, due after one year	20,000	20,000
Deferred revenues, less current portion	2,691	2,248
Capital lease obligations, less current portion	3,222	3,244
Restructuring liability, less current portion	6,684	6,222
Deferred rent	15,396	14,114
Other long-term liabilities	668	762
Total liabilities	86,388	81,888
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 60,000 shares authorized; 50,705 and 50,224 shares issued, respectively	51	50
Additional paid-in capital	1,220,206	1,216,267
Treasury stock, at cost, 39 and 83 shares, respectively	(113)	(370)
Accumulated deficit	(1,036,050)	(966,823)
Accumulated other comprehensive loss	(604)	(929)
Total stockholders’ equity	183,490	248,195
Total liabilities and stockholders’ equity	$269,878	$330,083

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(69,227)	$(103,903)
Adjustments to reconcile net loss to net cash provided by operating activities:
Goodwill and other intangible asset impairments	55,647	102,336
Depreciation and amortization	24,131	20,883
Provision for doubtful accounts	2,081	4,829
Equity in loss (earnings) from equity-method investment	57	(242)
Non-cash changes in deferred rent	1,282	2,443
Stock-based compensation expense	4,434	6,371
Deferred income taxes	(293)	271
Other, net	151	(48)
Changes in operating assets and liabilities:
Accounts receivable	2,489	(1,037)
Inventory	(11)	(143)
Prepaid expenses, deposits and other assets	2,897	(1,489)
Accounts payable	1,486	2,987
Accrued and other liabilities	657	(481)
Deferred revenue	990	(511)
Accrued restructuring liability	418	(1,498)
Net cash flows provided by operating activities	27,189	30,768

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(12,930)	(34,063)
Purchases of investments in marketable securities	—	(19,925)
Maturities of investments in marketable securities	7,224	19,452
Change in restricted cash	—	4,120
Net cash flows used in investing activities	(5,706)	(30,416)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving line of credit, due after one year	59,000	—
Principal payments on revolving line of credit, due after one year	(59,000)	—
Payments on capital lease obligations	(246)	(601)
Stock-based compensation plans	(252)	78
Other, net	(87)	(96)
Net cash flows used in financing activities	(585)	(619)

Effect of exchange rates on cash and cash equivalents	30	(177)

Net increase (decrease) in cash and cash equivalents	20,928	(444)
Cash and cash equivalents at beginning of period	46,870	52,030
Cash and cash equivalents at end of period	$67,798	$51,586

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net (loss) income, normalized diluted shares, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net (loss) income is net loss. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding. Segment profit is defined and disclosed in the notes to our financial statements.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus stock-based compensation expense, depreciation and amortization, loss on disposals of property and equipment, and impairments and restructuring.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net loss is net (loss) income plus stock-based compensation expense and impairments and restructuring.

●
Normalized diluted shares are diluted shares of common stock outstanding used in GAAP net loss per share calculation, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net (loss) income per share is normalized net (loss) income divided by basic and normalized diluted shares.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization, as presented in the notes to our financial statements filed with the United States Securities and Exchange Commission in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of revenues.

Reconciliations of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring reflect our goodwill and other intangible assets impairments recorded during the three months ended June 30, 2009 and September 30, 2008, the recent and significant deterioration in the real estate market which caused us to increase our restructuring liability for the three months ended June 30, 2009, and our reduction in workforce during the three months ended March 31, 2009. Internap believes that these impairment and restructuring charges were unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net (loss) income and normalized net (loss) income per share, excluding the effect of impairments and restructuring and stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP. Our statement of cash flows presents our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation expense, which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, stockholders, analysts and investors concerning our financial performance.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Direct costs of network, sales and services is viewed by management as generally non-controllable, external costs and the margin of revenues in excess of these direct costs is regularly monitored by management. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008
Loss from operations (GAAP)	$(1,743)	$(60,204)	$(101,672)
Depreciation and amortization, including depreciation and amortization included in direct costs of network, sales and services	8,292	11,937	9,195
Impairments and restructuring	—	53,735	100,415
Stock-based compensation expense	1,071	1,308	1,922
Loss on disposals of property and equipment	20	—	—
Adjusted EBITDA (non-GAAP)	$7,640	$6,776	$9,860

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET (LOSS) INCOME AND
BASIC AND DILUTED NORMALIZED NET (LOSS) INCOME PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net (loss) income, (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net (loss) income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008
Net loss (GAAP)	$(1,975)	$(60,645)	$(101,405)
Impairments and restructuring	—	53,735	100,415
Additional impairments included in depreciation and amortization	—	4,134	1,850
Stock-based compensation expense	1,071	1,308	1,922
Normalized net (loss) income (non-GAAP)	$(904)	$(1,468)	$2,782

Net loss available to common stockholders (GAAP)	(1,975)	(60,645)	(101,405)
Normalized net (loss) income available to common stockholders (non-GAAP)	(904)	(1,468)	2,731

Shares used in per share calculation:
Basic (GAAP)	49,638	49,586	49,294
Participating securities (GAAP)	1,126	1,203	928

Diluted (GAAP)	49,638	49,586	49,294
Add potentially dilutive securities	—	—	7
Less dilutive effect of stock-based compensation using the treasury stock method	—	—	—
Normalized diluted shares (non-GAAP)	49,638	49,586	49,301

GAAP net loss per share:
Basic	$(0.04)	$(1.22)	$(2.06)
Diluted	$(0.04)	$(1.22)	$(2.06)

Normalized net loss per share (non-GAAP):
Basic	$(0.02)	$(0.03)	$0.06
Diluted	$(0.02)	$(0.03)	$0.06

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008
Revenues:
Internet protocol (IP) services	$30,867	$32,099	$35,467
Data center services	33,547	32,273	29,932
Total	$64,414	64,372	65,399

Direct costs of network, sales and services, exclusive of depreciation and amortization:
IP services	12,047	12,414	12,654
Data center services	24,450	24,165	22,750
Total	$36,497	36,579	35,404

Segment profit:
IP services	18,820	19,685	22,813
Data center services	9,097	8,108	7,182
Total	$27,917	$27,793	$29,995

Segment margin:
IP services	61.0%	61.3%	64.3%
Data center services	27.1%	25.1%	24.0%
Total	43.3%	43.2%	45.9%